UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2018

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)
Commission file number 001-16111

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders

On April 27, 2018, the Company held its 2018 Annual Meeting of Shareholders. The Company’s shareholders voted on and approved all three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2018. The final voting results were as follows:

Proposal 1. Election of the following directors:

Nominee	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
William I Jacobs	137,857,363	2,180,300	223,280	6,595,308
Robert H.B. Baldwin, Jr.	135,545,597	4,490,876	224,470	6,595,308
Alan M. Silberstein	136,116,366	3,720,592	423,985	6,595,308

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the year ended December 31, 2017.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
137,081,130	2,881,233	298,580	6,595,308

Proposal 3. Ratification of the reappointment of Deloitte & Touch LLP as the Company’s independent public accountants for the calendar year ending December 31, 2018.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
144,918,223	1,739,983	198,045	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	May 3, 2018	By: /s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer